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Exhibit 23

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements of Oxford Industries, Inc.:

(1)
Registration Statements (Form S-8 Nos. 33-7231 and 33-64097) pertaining to the Oxford Industries, Inc. 1992 Stock Option Plan,

(2)
Registration Statements (Form S-8 Nos. 333-59411 and 333-113000) pertaining to the Oxford Industries, Inc. 1997 Stock Option Plan,

(3)
Registration Statements (Form S-8 Nos. 333-121538 and 333-161902) pertaining to the Oxford Industries, Inc. Long-Term Stock Incentive Plan,

(4)
Registration Statements (Form S-8 Nos. 333-121535 and 333-161904) pertaining to the Oxford Industries, Inc. Employee Stock Purchase Plan, and

(5)
Registration Statement (Form S-8 No. 333-130010) pertaining to the Oxford Industries, Inc. Deferred Compensation Plan;

of our report dated March 30, 2010, with respect to the consolidated financial statements and schedule of Oxford Industries, Inc., and our report dated March 30, 2010 with respect to the effectiveness of internal control over financial reporting of Oxford Industries, Inc., included in this fiscal year 2009 Annual Report (Form 10-K) for the year ended January 30, 2010.

/s/ Ernst & Young LLP
Atlanta, Georgia March 30, 2010

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm